EX-99.m9

                     AMENDMENT NO. 8 TO MASTER DISTRIBUTION
                          AND SHAREHOLDER SERVICES PLAN
                                       OF
                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.
               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                  Advisor Class

      THIS AMENDMENT NO. 8 TO MASTER DISTRIBUTION AND SHAREHOLDER SERVICES PLAN is made as of the 1st day of June, 2000, by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and Shareholder Services Plan.

                                    RECITALS

      WHEREAS, the Issuers are parties to a certain Master Distribution and Shareholder Services Plan dated September 3, 1996, amended June 13, 1997, September 30, 1997, June 30, 1998, November 13, 1998, February 16, 1999, July 30, 1999 and November 19, 1999 (the "Plan"); and

      WHEREAS, American Century World Mutual Funds, Inc., has added two new series, Life Sciences Fund and Technology Fund (the "Funds"), for which the Funds' board has established an Advisor Class of shares; and

      WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the Funds.

      NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

      1. American Century World Mutual Funds, Inc. hereby adopts the Plan on behalf of the Funds, in accordance with Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the Plan.

      2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

      3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Shareholder Services Plan, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4, Amendment No. 5, Amendment No. 6, Amendment No. 7 and this Amendment No. 8.

      4. In the event of a conflict between the terms of this Amendment No. 8 and the Plan, it is the intention of the parties that the terms of this Amendment No. 8 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 8, the parties hereby confirm and ratify the Plan.

      5. This Amendment No. 8 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 8 as of the date first above written.

                                   AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                   AMERICAN CENTURY MUTUAL FUNDS, INC.
                                   AMERICAN CENTURY STRATEGIC ASSET
                                     ALLOCATIONS, INC.
                                   AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.


                                   BY: /s/ David C. Tucker
                                           David C. Tucker
                                           Vice President of each of the Issuers

                                   SCHEDULE A

                      Series Offering Advisor Class Shares

Fund                                                      Date Plan Adopted
----                                                      -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>    Equity Income Fund                                  September 3, 1996
>>    Value Fund                                          September 3, 1996
>>    Real Estate Fund                                    June 13, 1997
>>    Small Cap Value Fund                                June 30, 1998
>>    Large Cap Value Fund                                July 30, 1999

AMERICAN CENTURY MUTUAL FUNDS, INC.
>>    Balanced Fund                                       September 3, 1996
>>    Growth Fund                                         September 3, 1996
>>    Heritage Fund                                       September 3, 1996
>>    Intermediate-Term Bond Fund                         September 3, 1996
>>    Limited-Term Bond Fund                              September 3, 1996
>>    Bond Fund                                           September 3, 1996
>>    Select Fund                                         September 3, 1996
>>    Ultra Fund                                          September 3, 1996
>>    Vista Fund                                          September 3, 1996
>>    High-Yield Fund                                     September 20, 1997
>>    Tax-Managed Value Fund                              February 26, 1999
>>    Veedot Fund                                         November 19, 1999
>>    Veedot Large-Cap Fund                               November 19, 1999

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>    Strategic Allocation: Aggressive Fund               September 3, 1996
>>    Strategic Allocation: Conservative Fund             September 3, 1996
>>    Strategic Allocation: Moderate Fund                 September 3, 1996

AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>    International Growth Fund                           September 3, 1996
>>    International Discovery Fund                        September 3, 1996
>>    Emerging Markets Fund                               September 3, 1996
>>    Global Growth Fund                                  December 1, 1998
>>    Life Sciences Fund                                  June 1, 2000
>>    Technology Fund                                     June 1, 2000


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